Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 333-89389 on form N-1A of our report dated December 21, 2006 relating to the financial statements and financial highlights of Master Large Cap Series Trust (the “Trust”), including Master Large Cap Value Portfolio, Master Large Cap Core Portfolio, and Master Large Cap Growth Portfolio, appearing in the corresponding Annual Reports on Form N-CSR of the Trust for the year ended October 31, 2006, and to the reference to us under the headings “Financial Statements” in the Statement of Additional Information which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
June 28, 2007